UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Suncrete, Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-4989597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

521 E. 2nd Street Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	Nasdaq Texas, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by Suncrete, Inc. (the “Company”), with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), on Nasdaq Texas, LLC (“Nasdaq Texas”) under the symbol “RMIX.” The Class A Common Stock is currently listed on The Nasdaq Global Market under the symbol “RMIX.”

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A Common Stock set forth under the heading “Description of Securities” in the Company’s prospectus forming a part of its Registration Statement on Form S-1, initially filed with the SEC on May 8, 2026 (as amended and supplemented from time to time, the “Registration Statement”), is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is hereby also incorporated by reference herein.

The Company expects the listing and trading of the Class A Common Stock on Nasdaq Texas to commence on May 27, 2026 under the symbol “RMIX.”

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on Nasdaq Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 26, 2026

SUNCRETE, INC.

By:	/s/ Randall Edgar
Name:	Randall Edgar
Title:	Chief Executive Officer